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                                                                   EXHIBIT 10.3

                               FIRST AMENDMENT TO
                             OPERATING AGREEMENT OF
                HEART HOSPITAL OF MILWAUKEE, LLC (the "Company")

         THIS AMENDMENT to the Operating Agreement of the Company is effective as of the date the Operating Agreement is initially adopted by its Member(s) (the "Amendment").

         1. Section 5.10(b) of the Company's Operating Agreement is hereby deleted and replaced in its entirety with the following:

                           (a)      Except as specifically provided in this
                  Section 5.10, as long as any Member owns a Membership Interest in the Company, and for a period of three (3) years after a Member ceases for any reason to own a Membership Interest in the Company, neither a Member, Investor Entity, Owner, Practice nor any of their respective Affiliates, shall hold, directly or indirectly, an investment, ownership or other beneficial interest in (x) any hospital, or (y) any other Entity (including a sole proprietorship), in either case, which provides any of the following services or facilities: cardiac catheterization, angioplasty, peripheral angioplasty, atherectomy, stenting and PTCA, any cardiac surgical procedures or services, or any cardiovascular services, in any case within Milwaukee, Ozaukee, Waukesha, Racine, and Washington Counties, Wisconsin (collectively, the "Territory"). Notwithstanding the terms of this Section 5.10
                  (b):

                                    (i)      No Member or Owner who is a
                           physician shall be prohibited from maintaining his or her staff privileges and admitting and treating patients at any other hospital;

                                    (ii)     Nothing herein shall prohibit a
                           Member, Owner, Practice or their Affiliates from owning up to three percent (3%) of the outstanding capital stock of a company which provides healthcare services or supplies and whose stock is publicly traded and listed on a nationally recognized securities exchange or from investing in a publicly traded mutual fund or making other investments with the prior written approval of the Board of Directors;

                                    (iii)    Nothing herein shall prevent an
                           Investor Member who is a physician, an Owner who is a physician or a Practice that is an Owner or an Investor Member, from providing, and billing and receiving fees from any payor for the services required for therapeutic and diagnostic cardiovascular services including, but not limited to, nuclear imaging, echocardiography, stress testing and other similar ancillary services directly for the patients of such Investor Member, Owner, or Practice at the regular office established by such Investor Member, Owner or Practice for the practice of medicine or any other office or location except a hospital so long as they do not provide diagnostic or interventional cardiac catheterization services in such office or location;


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                                    (iv)     Nothing herein shall prevent an
                           Investor Member, and Owner or a Practice from operating a cardiac catheterization laboratory in the MOB located on the Hospital's campus in the event that the Board of Directors first determines in writing that the Hospital's cardiac catheterization laboratories have reached maximum capacity and the Board of Directors elects for the Company not to add additional cardiac catheterization laboratories in the Hospital or to operate a cardiac catheterization laboratory in the MOB; provided, however, that, subject to the restrictions set forth above in this subsection
                           (iv), among the Investor Members, the Owners and the Practices, there may only be a total of two (2) cardiac catheterization laboratories in the MOB and further provided that (x) only diagnostic (but not interventional) cardiac catheterization services may be provided in such laboratories and (y) MHMI or an Affiliate is engaged to manage the laboratories;

                                    (v)      In addition, MHMI or its
                           Affiliates may separately operate a mobile catheterization laboratory within the Territory, but only if either MHMI or an Affiliate thereof is providing such service pursuant to a lease of six
                           (6) months or less to a provider who is already providing cath lab services and if the Board of Directors has elected not to have such service provided by the Company;

                                    (vi)     Nothing herein shall prevent any
                           Member or Owner who is a physician from personally performing professional medical services directly for his or her patients at any hospital or facility and from billing and receiving professional fees as a result of his or her professional medical services from any payor.

         2.       A new Section 5.10 (h) shall be added as follows:

                           (h) In the event that any Member, directly or indirectly, with or without the participation of any third party, intends (i) to obtain an investment, ownership or other beneficial interest in any hospital which provides any of the following services or facilities: cardiac catheterization, angioplasty, peripheral angioplasty, atherectomy, stenting and PTCA, any cardiac surgical procedures or services, or any cardiovascular services, or
                  (ii) to develop, own, operate, or manage a hospital that provides any such services in any case within the counties of Dodge, Fond du Lac, Jefferson, Kenosha, Rock, Sheboygan, and Walworth Counties, Wisconsin, then prior to agreeing to any such transaction, such Member (the "Noticing Party") shall give all of the other Members (the "Notice Recipients") written notice of such proposed transaction including all of its material terms and conditions (the "Third Party Notice"). The Notice Recipients shall then have sixty (60) days following receipt of the Third Party Notice to elect to agree by written notice to the Noticing Party to negotiate with the Noticing Party the terms and conditions of the Notice Recipient(s)' participation in the transaction set forth in the Third Party Notice (the "Option"). Any Notice Recipient who elects within such sixty (60) day period to participate in the transaction described in the Third Party Notice shall have the right to enter into the transaction on terms that are substantially comparable to the terms available to


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                  the Noticing Party and the other participants in such
                  transactions, and the Noticing Party shall have a duty to negotiate in good faith to provide the Notice Recipients the opportunity to so participate in the transaction. In the event that any Notice Recipient does not elect to exercise any such Option within such sixty (60) day period and execute final written agreements governing the transaction set forth in the Third Party Notice within a total of one hundred and twenty (120) days from the date of the Third Party Notice, the Noticing Party may enter into the transaction set forth in the Third Party Notice together with any Notice Recipients who elect to participate but without participation of any Notice Recipient who does not so elect. If the Noticing Party does not enter into the transaction set forth in the Third Party Notice within one hundred and eighty (180) days from the Third Party Notice, the terms of this subsection (h) shall again apply to such transaction

         3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment. The Members may execute this Amendment on separate signature pages, and there is no requirement that the Members sign the same signature pages.

         4. Except as provided herein, the Operating Agreement shall remain in full force and effect.

                                            MEMBER(S):

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[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


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